                                  SCHEDULE 14A
                                 (Rule 14a-101)

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for use by the Commission only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                    L90, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

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     2)  Aggregate number of securities to which transaction applies:

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     3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4)  Proposed maximum aggregate value of transaction:

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     5)  Total fee paid:

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     [ ] Fee paid previously with preliminary materials.


     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)  Amount previously paid:

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     2)  Form, Schedule or Registration Statement No.:

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     4)  Date Filed:

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

                                    L90, INC.
                               4499 GLENCOE AVENUE
                        MARINA DEL REY, CALIFORNIA 90292
                                 (310) 751-0200


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON MAY 3, 2001

Dear Stockholder:

       You are invited to attend the Annual Meeting of the Stockholders of L90, Inc., a Delaware corporation ("L90" or the "Company"), which will be held on May 3, 2001 at 11:00 AM, at 4499 Glencoe Avenue, Marina del Rey, California 90292, for the following purposes:

       1. To elect members to the Board of Directors. Our management has nominated the following people for election at the meeting:
              William M. Apfelbaum, John C. Bohan, Mark D. Roah, Christopher J. Cardinali, Peter G. Diamandis, Glenn S. Meyers, G. Bruce Redditt and Peter Sealey.

       2. To approve an amendment to our 1999 Stock Incentive Plan to increase the number of shares reserved for issuance thereunder by 6,342,768 shares.

       3. To ratify the appointment of Arthur Andersen LLP as our independent auditors for the fiscal year ending December 31, 2001.

       4. To transact such other business as may properly come before the meeting.

       In accordance with the provisions of the our Bylaws, the Board of Directors has fixed the close of business on March 9, 2001 as the record date for determination of the holders of Common Stock entitled to notice of and to vote at the Annual Meeting.

       YOUR ATTENTION IS DIRECTED TO THE ACCOMPANYING PROXY STATEMENT. WE INVITE ALL STOCKHOLDERS TO ATTEND THE ANNUAL MEETING. TO ENSURE THAT YOUR SHARES WILL BE VOTED AT THIS MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THIS MEETING, YOU MAY VOTE IN PERSON, EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.

       Accompanying this Notice and Proxy Statement is a copy of our 2000 Annual Report as filed with the Securities and Exchange Commission.

                                        By Order of the Board of Directors,

                                        /s/ John C. Bohan

                                        John C. Bohan
                                        President and Chief Executive Officer

IMPORTANT: The prompt return of proxies will save us the expense of further requests for proxies in order to ensure a quorum at the Annual Meeting. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States.

Los Angeles, California
April 16, 2001

                                    L90, INC.
                               4499 GLENCOE AVENUE
                        MARINA DEL REY, CALIFORNIA 90292
                                 (310) 751-0200


               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON MAY 3, 2001

       The accompanying proxy is solicited by the Board of Directors of L90, Inc., a Delaware corporation, for use at our 2001 Annual Meeting of Stockholders to be held on May 3, 2001, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The date of this proxy statement and the accompanying form of proxy is April 16, 2001, the approximate date on we first sent or gave this proxy statement and the accompanying form of proxy to our stockholders.

GENERAL INFORMATION

       Annual Report. An annual report on Form 10-K for the fiscal year ended December 31, 2000, is enclosed with this proxy statement.

       Voting Securities. Only stockholders of record as of the close of business on March 9, 2001, will be entitled to vote at the Annual Meeting and any adjournment thereof. As of that date, there were 23,998,409 shares of our common stock, par value $.001 per share ("Common Stock"), issued and outstanding. Stockholders may vote in person or by proxy. Each holder of shares of our Common Stock is entitled to one (1) vote for each share of stock held on the proposals presented in this proxy statement. Our Bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Abstentions and "broker non-votes" (which occur if a broker or other nominee does not have discretionary authority and has not received voting instructions from the beneficial owner with respect to the particular item) will each be counted as present for purposes of determining the presence of a quorum. In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or by proxy at the Annual Meeting and entitled to vote thereon are required to approve the proposals set forth herein. For such proposals, abstentions will be counted for purposes of calculating shares entitled to vote but are not counted as shares voting and therefore have the effect of a vote against each such proposal. Broker non-votes have no effect on such proposals. Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote. Accordingly, abstentions and broker non-votes will have no effect on the outcome of the election of directors.

       Solicitation of Proxies. We will bear the cost of soliciting proxies. We will solicit stockholders by mail and will request banks and brokers and other custodians, nominees and fiduciaries, to solicit their customers who have shares of our stock registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. We also may use the services of our officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation.

       Voting of Proxies. All valid proxies received prior to the Annual Meeting will be voted. Where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the director-nominees and the proposals. A stockholder giving a proxy has the power to revoke his, her or its proxy at any time prior to the time it is voted, by delivery to the Secretary of the Company of a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the Annual Meeting and voting in person.

                               PROPOSAL NUMBER ONE

                              ELECTION OF DIRECTORS

       The persons named in the enclosed proxy will vote FOR the eight nominees named below under "Director Nominees" as the eight directors, unless instructed otherwise in the proxy. Each director is to hold office until the 2002 Annual Meeting of Stockholders and until his respective successor is duly qualified and elected.

       The names and certain information concerning the persons to be nominated to become directors by the Board of Directors at the Annual Meeting are set forth below. YOUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW UNDER "DIRECTOR NOMINEES." It is intended that shares represented by the proxies will be voted FOR the election to the Board of Directors of the persons named below unless authority to vote for nominees has been withheld in the proxy. Although each of the persons nominated has consented to serve as a director if elected and your Board of Directors has no reason to believe that any of the nominees will be unable to serve as a director, if any nominee withdraws or otherwise becomes unavailable to serve, the persons named as proxies will vote for any substitute nominee designated by the Board of Directors. The following information regarding the Company's directors (including the nominees) is relevant to your consideration of the slate proposed by your Board of Directors.

INFORMATION AS TO NOMINEES

       Director Nominees. The table below sets forth certain information regarding the nominees to the Board of Directors, each of whom is a current director of the Company.

NAME                              AGE            POSITION
----                              ---            --------
William M. Apfelbaum              54             Chairman of the Board of Directors and Director
John C. Bohan                     35             President, Chief Executive Officer and Director
Mark D. Roah                      31             Senior Vice President of Business Development and Director
Christopher J. Cardinali          36             Senior Vice President of Northwestern Sales and Director
Peter G. Diamandis                69             Director
Glenn S. Meyers                   39             Director
G. Bruce Redditt                  50             Director
Peter Sealey                      60             Director

       William M. Apfelbaum has served as our Chairman of the Board of Directors and a director since September 1998. Mr. Apfelbaum served as President and Chief Executive Officer of TDI Worldwide, a wholly-owned subsidiary of CBS, from 1989 to May 2000. Mr. Apfelbaum was also the founder of CBS Plus, which oversees advertising sales across all seven of CBS's media divisions, including their Internet-based properties. Mr. Apfelbaum graduated with a B.A. from New York University. He has guest lectured at the Harvard Business School, the London Business School and New York University's Stern School of Business.

       John C. Bohan has served as our President and Chief Executive Officer and a director since our inception. Mr. Bohan is a co-founder of L90. From April 1995 to December 1996, he was Executive Vice President for Screaming Media, formerly known as Interactive Connection. From August 1994 until March 1995, Mr. Bohan served as an advertising sales Account Executive for USA Networks. Mr. Bohan worked as a cable advertising sales Account Executive for Landmark Communications in both New York City and Los Angeles from February 1990 to August 1994. Mr. Bohan graduated with a B.A. in Economics from Middlebury College.

       Mark D. Roah has served as our Senior Vice President of Business Development since April 1999 and has served as a director of L90 since our inception. Mr. Roah is a co-founder of L90. From January 1997 to April 1999, he served as our Vice President of Southwestern Sales. Between January 1996 and December 1996, Mr. Roah worked as an Account Executive at Screaming Media, formerly known as Interactive Connection. From November 1994 to December 1995, Mr. Roah worked as a Marketing Manager for ICS Communications, and from August 1992 until November 1994, he worked as a Financial Analyst at Shaman Pharmaceuticals. Mr. Roah graduated with a B.S. in Finance from San Francisco State University.

       Christopher J. Cardinali has served as our Senior Vice President of Northwestern Sales and has served as a director since our inception. Mr. Cardinali is a co-founder of L90 and served as Secretary of the Company from our inception to February 2001. Between January 1996 and December 1996, Mr. Cardinali worked as an Account Executive at Screaming Media, formerly known as Interactive Connection. Between June 1995 and December 1995, he was a consultant for Halo Interactive. Mr. Cardinali graduated with a B.A. in Economics and Philosophy from Boston College and also received an M.B.A. from the Anderson School at UCLA.

       Peter G. Diamandis has served as one of our directors since August 1999. Mr. Diamandis is currently a managing member of DigaComm, L.L.C., a private investment firm. Between February 1991 and September 1996, he served as Vice Chairman of DM Holdings, Inc., the parent company of Donnelley Marketing, Inc. Mr. Diamandis was also the founder or publisher of several popular magazines, including Self Magazine, New York and Mademoiselle. Mr. Diamandis graduated with a B.S. in Finance from Bucknell University.

       Glenn S. Meyers has served as one of our directors since September 1999. Since April 1998, Mr. Meyers has served as a director and the President and Chief Executive Officer of Rare Medium Group, Inc. Mr. Meyers has also served as a director and Chief Executive Officer of Rare Medium, Inc. since September 1995. Prior to September 1995, Mr. Meyers served as President of Brookridge Capital Management, an Internet venture capital firm. Mr. Meyers graduated with a B.S. from the University of Florida School of Business Administration.

       G. Bruce Redditt has served as one of our directors since September 1999. Since May 1998, Mr. Redditt has served as Executive Vice President of Omnicom Group Inc. His duties include overseeing Communicade, a division of Omnicom Group that holds investment positions in companies specializing in Web-based, interactive media services. Between July 1995 and April 1998, Mr. Redditt served as Executive Vice President of Sony Pictures Entertainment. Between July 1986 and June 1995, Mr. Redditt held a number of communication positions within GTE Corporation, last as Corporate Vice President. Mr. Redditt serves on the boards of directors of Agency.com Ltd. and Organic, Inc. Mr. Redditt graduated with a B.S. from Florida State University.

       Peter Sealey has served as one of our directors since August 1999. Dr. Sealey has been a Lecturer and an Adjunct Professor of Marketing at the Haas School of Business at the University of California, Berkeley since 1994. In addition, during the same period Dr. Sealey has been employed as a management consultant with the Los Altos Group, Inc. Dr. Sealey was employed by the Coca-Cola Company for 24 years, where he held a series of senior management positions, including Senior Vice President, Global Marketing. Dr. Sealey serves on the boards of directors of T/R Systems, Inc. and Mediaplex, Inc. Dr. Sealey graduated with a B.S. from the University of Florida, an M.I.A. from Yale University, and an M.A. and a Ph.D. from Claremont Graduate University.

COMPOSITION OF THE BOARD

       All directors are elected by the holders of Common Stock. Members of the Board of Directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. Officers are elected by and serve at the discretion of the board of directors. There are no family relationships among our directors and officers.

       Although the Board of Directors has nine authorized members, we currently have only eight directors and only eight persons are nominated to the Board of Directors. Accordingly, there is currently one vacancy on the Board of Directors and if all eight director nominees are elected at the Annual Meeting, there will be one vacancy on the Board of Directors. According to our Bylaws, this vacancy may be filled by vote of the majority of the directors. The Board of Directors has not nominated any person to fill the vacancy on the Board of Directors because it has not yet identified an appropriate person to serve as a director, and the Board of Directors does not believe that L90 is materially harmed by a vacancy on the Board of Directors.

ATTENDANCE AT MEETINGS AND BOARD COMMITTEES

       During the fiscal year ended December 31, 2000, the Board of Directors, then comprised of William M. Apfelbaum, John C. Bohan, Mark D. Roah, Christopher
J. Cardinali, Peter G. Diamandis, Glenn S. Meyers, G. Bruce Redditt, Peter Sealey and Peter Ligeti, held a total of ten meetings. Mr. Redditt attended 70% of the meetings of the Board of Directors and the Board Committees on which he served during fiscal year 2000. Mr. Meyers attended 50% of the meetings of the Board of Directors and the Board Committees on which he served during fiscal year 2000. All other directors attended at least 75% of the meetings of the Board of Directors and the Board Committees on which they served during fiscal year 2000.

       In February, 2001, Peter Ligeti resigned from our Board of Directors. Such resignation was not the result of any disagreements with the Company on matters relating to the Company's operations, policies or practices. No director has been appointed or elected to fill the vacancy on the Board of Directors created by the resignation of Mr. Ligeti.

BOARD COMMITTEES

       Our Board of Directors has two standing committees: an audit committee and a compensation committee.

       The audit committee's function is to review our annual financial statements with our independent accountants and management, review the scope and results of the examination of our financial statements by the independent accountants, approve all professional services performed by the independent accountants and related fees, recommend the retention or replacement of the independent accountants and periodically review our accounting policies and internal accounting and financial controls. Currently, we have two directors who are members of this committee, Mr. Diamandis and Mr. Redditt. Prior to his resignation on February 13, 2001, Mr. Ligeti was also a member of the audit committee. Each of these directors is "independent" as required by applicable NASD listing standards. This committee met four times during the fiscal year ended December 31, 2000. The audit committee is governed by a written charter approved by our Board of Directors, a copy of which is included as Appendix A to this proxy statement. A more complete description of the committee's functions are set forth in the charter.

       The compensation committee's function is to review and approve salary and bonus levels and stock option grants for executive officers and key employees. The members of this committee are Mr. Apfelbaum and Mr. Sealey. This committee met four times during the fiscal year ended December 31, 2000. For additional information concerning the compensation committee, see "Report Of the Compensation Committee of the Board of Directors on Executive Compensation."

DIRECTOR COMPENSATION

       Other than reimbursing directors for customary and reasonable expenses of attending Board of Director and committee meetings, we do not currently compensate our non-employee directors.

VOTE REQUIRED

       If a quorum is present and voting, the persons receiving the greatest number of votes shall be the persons elected as directors.



    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE ABOVE NOMINEES.

                               PROPOSAL NUMBER TWO

               APPROVAL OF AMENDMENT TO 1999 STOCK INCENTIVE PLAN

       Our 1999 Stock Incentive Plan (the "1999 Plan") provides for the grant of stock options to our officers, directors, consultants and key employees, and is intended to encourage officers, directors and key employees of the Company and its subsidiaries to acquire or increase their ownership of Common Stock of the Company, to provide compensation opportunities for superior financial results and outstanding personal performance, to foster in participants a strong incentive to put forth maximum effort for the continued success and growth of the Company and its subsidiaries, and to assist in attracting and retaining the best available individuals to the Company and its subsidiaries.

PROPOSED AMENDMENT

       To ensure that we will continue to have a reasonable number of shares available for future awards, our Board of Directors has adopted an amendment to our 1999 Plan, subject to stockholder approval, to increase the number of shares of Common Stock authorized for issuance under the 1999 Plan by 6,342,768 shares, bring the total to 8,676,101 shares. We are now seeking stockholder approval of this amendment.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE 1999 STOCK INCENTIVE PLAN.

SUMMARY OF THE PROVISIONS OF THE 1999 PLAN

       The following summary of our 1999 Plan is qualified in its entirety by the specific language of the 1999 Plan, a copy of which is available to any stockholder upon request.

       General. Our 1999 Plan was adopted by our Board of Directors and stockholders on April 30, 1999, received stockholder approval within the one-year period that followed and continues in effect for a period of ten years from its effective date, unless terminated earlier by our compensation committee, which is the administrator of the plan. Termination of our 1999 Plan will not affect any awards previously granted under the plan. The administrator may amend or terminate our 1999 Plan, subject to applicable law and regulation. The administrator may modify existing options, subject to the provisions of the 1999 Plan (and to the holder's consent for any amendments adverse to the holder's interests).

       Shares Subject to the 1999 Plan. A total of 8,676,101 shares of Common Stock have been reserved for issuance under the 1999 Plan (including shares subject to this proposal). As of March 9, 2001, our employees hold outstanding stock options to acquire 5,147,172 shares under this plan and our employees have exercised options to purchase 502,457 shares.

       Administration. Our 1999 Plan is administered by our compensation committee, which is a committee of "non-employee directors" (within the meaning of federal securities laws) appointed by our Board of Directors. The administrator has sole authority to, among other things, interpret and administer the 1999 Plan, to grant options, to determine the terms of options, to amend or cancel option awards, to accelerate the vesting of awards and require the cancellation or surrender of any options.

       Eligibility to Participate in the 1999 Plan. Under the 1999 Plan, the administrator has the discretionary authority to grant awards to anyone performing services for us or our subsidiaries as an officer, director, consultant or other key salaried employee. Directors and consultants who are not also employees are only eligible to receive options that are not incentive stock options. As of March 9, 2001, approximately 220 persons are entitled to participate under the 1999 Plan.

       Options. Options granted under the 1999 Plan may be either incentive stock options as defined in Section 422 of Internal Revenue Code or options that are not incentive stock options. An option holder may purchase the Common Stock through exercising an option and paying the exercise price associated therewith. Only Common Stock is subject to purchase upon exercise of options granted under the 1999 Plan.

       Exercise Price. Under the 1999 Plan, the exercise price per share of any option granted will not be less than the fair market value of the shares covered by the option on the date the option is granted. If an incentive option is granted to a person who, at the time such incentive stock option is granted, owns more than 10% of our stock, the exercise price of such option will not be less than 110% of the fair market value of the shares covered by the option on the date the option is granted.

       Duration of Options. Unless otherwise provided by the administrator, each option will be exercisable at any time on or after it vests and remain exercisable until ten years after its date of grant (five years in the case of incentive stock options granted to an employee owning more than 10% of our stock), subject to earlier expiration based on the date on which the employee terminates employment with us.

       Fair Market Value. "Fair market value" means the fair market value per share of Common Stock on the date an award is granted. For purposes of the 1999 Plan, the fair market value of a share of Common Stock will be the last sale price on Nasdaq on the trading day immediately preceding the day in question. If no such sale takes place on such day, the price will be determined based on the average of the day's closing bid and ask quotations (and in their absence or a change from Nasdaq listing, according to specific terms of the 1999 Plan).

       Conditions of Exercise. An optionee may exercise an option only by (a) a written notice of his or her intent to exercise the option with respect to a specific number of shares of Common Stock, and (b) payment to us, contemporaneously with delivery of such notice, of the exercise price for the number of shares with respect to which the option is then being exercised. Additionally, the administrator may impose vesting requirements on an optionee's right to exercise an option granted under the 1999 Plan.

       Payment for Options. The administrator will have sole discretion over the payment procedures (including cashless exercises) and whether the optionee may exercise the option in whole or in part.

       Nontransferability. Unless otherwise provided in an award agreement, employees may not transfer awards under the 1999 Plan.

       Recapitalization, Merger, Consolidation and Similar Transactions. The aggregate number of shares reserved for issuance under the 1999 Plan, the number shares subject to outstanding options, the maximum number of shares that can be covered by an option, the exercise price thereof, and the number and kind of shares underlying the option will be equitably adjusted by the administrator subsequent to the effective date of the 1999 Plan upon a merger, consolidation, reorganization or recapitalization of the Company or upon stock dividend, stock split-up, reclassification or similar event.

       Call Right. At the discretion of the administrator, any award agreement may provide the Company with the right to repurchase any shares issued to an employee whose employment with the Company has terminated, provided that the purchase price will not be higher the fair market value of the shares on the date of termination.

       Tax Withholding. Our obligation to deliver shares of Common Stock pursuant to an award is subject to the employee's satisfaction of all applicable income tax withholding and employment tax requirements. Whenever deemed appropriate, the administrator may grant tax offset rights.

       Issuance of Common Stock. Shares issued pursuant to an award under the 1999 Plan can be newly issued shares or issued shares reacquired by the Company, subject to (a) applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required, and
(b) any rights of repurchase or other rights reserved under the 1999 Plan or an award agreement. Moreover, no option may be exercised if such exercise would be contrary to applicable laws and regulations.

       Rights of Recipients. Neither the 1999 Plan nor the grant of any award nor any action by the administrator in connection with the 1999 Plan will create any right on the part of any person to continue to perform services for the Company. In addition, the recipient of an award under the 1999 Plan will not have any rights as a stockholder of the Company with respect to shares subject to an award unless and until the shares of Common Stock underlying the award are delivered to the recipient.

       Restrictions on Resale. Unless specifically included as a term and condition of any award, there are no restrictions on the resale of Common Stock acquired upon the exercise of options. Shares of Common Stock purchased pursuant to an award may be resold only in compliance with the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") and applicable state securities laws. Under the Securities Act, our affiliates generally may resell shares of Common Stock purchased pursuant to our 1999 Plan only (a) in accordance with the provisions of Rule 144 under the Securities Act, or (b) pursuant to an applicable current and effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act.

       As defined in Rule 405 under the Securities Act, an affiliate of a company is a person who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such company. The determination of whether a person is an affiliate is primarily a factual one based upon whether he or she possesses, directly or indirectly, individually or in concert with others, the powers to direct or cause the direction of the management or policies of the company, whether through the ownership of voting stock, by executive position, by membership on any of its committees, by contract or otherwise.

       Restricted Stock Awards. The 1999 Plan also allows the Company to grant restricted stock awards to directors, officers, consultants and key employees. Restricted stock awards represent the right to receive shares of Common Stock subject to certain restrictions. The shares subject to a restricted stock award as well as a certificate representing such shares will be issued to the recipient on the date of the grant. Upon the delivery of the certificate, a stock power is signed by the recipient, and such power is held by the Company until (a) the restrictions imposed on the shares subject to the restricted stock award lapse, at which time a certificate free of all restrictions is delivered to the recipient of the award or (b) such shares are forfeited to the Company and cancelled. Until the restrictions imposed on the shares lapse, the shares awarded to the recipient of the award may not be sold, exchanged, transferred, or otherwise disposed of by such recipient.

       Performance Awards. The 1999 Plan also allows the Company to grant performance awards to directors, officers, consultants and key employees. Performance awards may be paid by the Company in cash, in shares of Common Stock, or a combination thereof, as determined by the administrator. There is no limitation on the number of performance periods established by the administrator. The administrator will establish one or more objectives for a performance period, which objectives must be achieved before the grant of an award. The grant of a performance award is evidenced by a written instrument that outlines the objectives, the period, the award, and any restrictions applicable to such awards. Until the objectives are met and the restrictions on any performance awards lapse, the performance awards cannot be sold, exchanged, transferred or disposed of by the holder thereof.

       Federal Income Tax Consequences. Under present federal income tax laws, grants of options under the 1999 Plan will have the following federal income tax consequences for optionees and us:

       (a) The grant of an option will not, by itself, result in the recognition of taxable income to the optionee.

       (b) The exercise of an option which is an incentive stock option will generally not, by itself, result in the recognition of taxable income to the optionee nor entitle the Company to a deduction at the time of such exercise. However, the difference between the exercise price and the fair market value of the option shares on the date of exercise is an item of tax preference which may, in certain situations, trigger the alternative minimum tax under the Internal Revenue Code. The alternative maximum tax is incurred only when it exceeds the regular income tax. The optionee will recognize long-term capital gain or loss upon resale of the shares received upon such exercise, provided that such resale occurs at least one year after transfer of the shares to the optionee and two years after the grant of the option. If both of these conditions are not satisfied, the optionee will recognize as ordinary income an amount equal to the lesser of (x) the difference between the exercise price and the fair market value on the date of exercise of the shares or (y) the gain realized upon the sale. In this event, we generally will be entitled to an income tax deduction equal to the amount recognized as ordinary income. Any gain in excess of such amount realized by the optionee as ordinary income would be taxed at the rates applicable to short-term or long-term capital gains (depending on the holding period).

       (c) The exercise of an option which is not an incentive stock option will result in the recognition of taxable income by the optionee on the date of exercise in an amount equal to the difference between the fair market value on the date of exercise of the shares acquired pursuant to the option and their exercise price. We will generally be allowed a deduction equal to the amount recognized by the optionee as ordinary income.

STOCK AWARDS

       The table below sets forth, as to the Company's President and Chief Executive Officer, the four other most highly compensated executive officers of the Company and the other individuals and groups indicated, the number of shares of Common Stock subject to option grants made under the 1999 Plan during fiscal year 2000, together with the weighted average exercise price payable per share for such option grants. The Company has not made any direct stock issuances to date under the 1999 Plan.

                                                                           SECURITIES         AVERAGE
                                                                           UNDERLYING         WEIGHTED
                                                                             OPTIONS       EXERCISE PRICE
                                                                             GRANTED         PER SHARE
                        NAME OF INDIVIDUAL                                     (#)           ($/SHARE)
-----------------------------------------------------------------          ----------      --------------
John C. Bohan ...................................................                 --             --
         President and Chief Executive Officer and Director

Thomas A. Sebastian .............................................             85,000          $4.45
         Senior Vice President, Chief Financial Officer and
         Assistant Secretary

Christopher J. Cardinali ........................................             35,000           9.08
         Senior Vice President of Northwestern Sales and
         Director

Mark D. Roah ....................................................             65,000           8.35
         Senior Vice President of Business Development
         and Director

Keith J. Kaplan .................................................            198,333           9.09
         President,  Sales and Marketing

All current executive officers as a group .......................            383,333           7.94

All current directors who are not executive
officers as a group .............................................             48,333           7.62

All employees, including all current officers
who are not executive officers, as a group ......................          3,477,905           7.87



VOTE REQUIRED

       The affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting, at which a quorum representing a majority of all outstanding shares of our Common Stock is present, either in person or by proxy, is required for approval of this proposal.



       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NUMBER TWO

                              PROPOSAL NUMBER THREE

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

       Our Board of Directors has selected Arthur Andersen LLP as independent auditors to audit our financial statements for the fiscal year ending December 31, 2001. Arthur Andersen LLP has acted in such capacity since its appointment during the fiscal year ended December 31, 1999. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

       The affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting, at which a quorum representing a majority of all outstanding shares of our Common Stock is present, either in person or by proxy, is required for approval of this proposal.



      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NUMBER THREE.

       The following Audit Committee Report is provided in accordance with the rules and regulations of the Securities and Exchange Commission. Pursuant to such rules and regulations, this report shall not be deemed "soliciting materials," filed with the Securities and Exchange Commission, subject to Regulation 14A or 14C of the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.





             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

       The audit committee oversees the Company's financial reporting process on behalf of the Board of Directors and the committee's written charter is approved by the Board of Directors (hereto attached as Appendix A). In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the Company's annual report for fiscal year 2000 with management, who has the primary responsibility for the financial statements and the reporting process. As part of its review, the committee discussed the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

       The committee reviewed with Arthur Andersen LLP, the Company's independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed under generally accepted accounting principles and SAS 61 (Codification of Statements on Auditing Standards, AU 380). In addition, the committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of non-audit services with the auditors' independence.

       The committee discussed with Arthur Andersen LLP the overall scope and plans for their audits. The committee meets with Arthur Andersen LLP, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of its financial reporting. The committee held four such meetings with Arthur Andersen LLP during the year ended December 31, 2000.

       In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors (and the Board of Directors approved) that the audited financial statements be included in the Annual Report on From 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The committee and the Board of Directors have also recommended, subject to stockholder approval, the selection of Arthur Andersen LLP as the Company's independent auditors for fiscal year 2001.

                                        The Audit Committee

                                        Peter Diamandis
                                        G. Bruce Redditt



                                        March 15, 2001

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       The following table sets forth information with respect to the beneficial ownership of our Common Stock as of March 9, 2001 for each of the following persons:

       - each person or entity who we know to beneficially own 5% or more of the our outstanding Common Stock,

       -      each of our named executive officers,

       -      each person who is currently a director, and

       -      all of our directors and named executive officers as a group.

       Unless otherwise indicated, the address of each beneficial owner listed below is c/o L90, Inc., 4499 Glencoe Avenue, Marina Del Rey, California 90292.

       The percentage of beneficial ownership is based on 23,998,409 shares of our Common Stock outstanding as of March 9, 2001. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of March 9, 2001 are deemed outstanding. However, such shares are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table and under applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name.

                                                                                       Shares Beneficially Owned
                                                                                          as of March 9, 2001
                                                                                       -------------------------
Named Executive Officers and Directors:                                                Number          Percentage
---------------------------------------                                                ------          ----------
John C. Bohan (1) .........................................................           5,728,638          23.9%
William M. Apfelbaum ......................................................           2,379,681           9.9
Glenn S. Meyers (2) .......................................................           1,155,715           4.8
Peter G. Diamandis (3) ....................................................             843,167           3.5
Christopher J. Cardinali ..................................................             453,166           1.9
Mark D. Roah ..............................................................             449,849           1.9
Peter Sealey (4) ..........................................................              75,000             *
Thomas A. Sebastian (5) ...................................................              66,666             *
Keith J. Kaplan (6) .......................................................              35,833             *
Gerald B. Redditt .........................................................               5,000             *
All directors and named executive officers as a group (11 persons) ........          11,629,381          47.3

----------

       *      Represents less than 1%.

       (1) Includes 508,333 shares on which Mr. Bohan has granted options to key employees of L90.

       (2) Includes 1,089,049 shares beneficially owned by Rare Medium Group, Inc., of which Mr. Meyers serves as President and Chief Executive Officer, and 66,666 shares issuable upon exercise of stock options at a price of $4.59 per share, which are presently exercisable or will become exercisable within 60 days from March 9, 2001.

       (3) Reflects 843,167 shares beneficially owned by DigaComm (L90), L.L.C., the parent of which Mr. Diamandis is a managing member.

       (4) Includes 48,333 shares issuable upon exercise of stock options at a price of $15.00 per share, which are presently exercisable or will become exercisable within 60 days from March 9, 2001.

       (5) Reflects 66,666 shares issuable upon exercise of stock options at a price of $3.53 per share, which are presently exercisable or will become exercisable within 60 days from March 9, 2001.

       (6) Reflects 22,500 shares issuable upon exercise of stock options at a price of $15.00 per share and 13,333 shares issuable upon exercise of stock options at a price of $3.53 per share, all of which are presently exercisable or will become exercisable within 60 days from March 9, 2001.


                    EXECUTIVE COMPENSATION AND OTHER MATTERS

       The following table sets forth information with respect to our executive officers as of March 9, 2001.

NAME                          AGE            POSITION
----                          ---            --------
William M. Apfelbaum          54             Chairman of the Board of Directors and Director
John C. Bohan                 35             President, Chief Executive Officer and Director
Thomas A. Sebastian           35             Senior Vice President, Chief Financial Officer and
                                             Assistant Secretary
Mark D. Roah                  31             Senior Vice President of Business Development and Director
Christopher J. Cardinali      36             Senior Vice President of Northwestern Sales and Director
Keith J. Kaplan               32             President, Sales and Marketing
R. Michael Leo                35             President, Technology Sales
Kenneth D. Johnson            49             Chief Technology Officer


INFORMATION CONCERNING EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

       Thomas A. Sebastian serves as our Chief Financial Officer, Senior Vice President and Assistant Secretary and has been employed by us since July 1999. Between August 1997 and June 1999, Mr. Sebastian served as Vice President of Finance of Fair, Isaac & Company. Between May 1996 and May 1997, he was an Investment Banker at Volpe, Brown, Whelan & Company. Between June 1994 and May 1996, Mr. Sebastian worked as Corporate Finance Manager at Hewlett-Packard Company. Mr. Sebastian graduated with a B.S. in Computer Science from the University of Virginia and an M.B.A. from the Anderson School at UCLA.

       Keith J. Kaplan serves as our President of Sales and Marketing and has been employed by us since October 1999. Between August 1998 and September 1999, Mr. Kaplan served as National Account Manager for Transportation Displays Incorporated. Between April 1995 and August 1998, Mr. Kaplan served as Northeast Division Manager for Paramount Pictures. From February 1990 to April 1995, he served as National Sales Manager for Cablevision Systems (SportsChannel). Mr. Kaplan graduated with B.A. in Communications from Syracuse University.

       R. Michael Leo serves as our President of Technology Sales and has been employed by us since December 2000. Between October 1997 and November 1999, Mr. Leo served as Chief Sales Officer and was a co-founder of Avenue A, Inc. In March 1995, he founded Netmarketing, which he operated until June 1997. Mr. Leo graduated with a B.A. in Political Science from Syracuse University.

       Kenneth D. Johnson serves as our Chief Technology Officer and has been employed by us since January 2001. Between May 2000 and November 2000, Mr. Johnson served as Chief Technology Officer for eHobbies, Inc. Between September 1999 and May 2000, Mr. Johnson served as Vice President of Information Technology for NPO, Inc. Between 1979 and September 1999, Mr. Johnson served as President and Chief Executive Officer of Johnson Associates, an information technology consulting firm.

SUMMARY COMPENSATION TABLE

       The following table sets forth information regarding the compensation earned during our fiscal years 1999 and 2000 by our Chief Executive Officer, each of our other four most highly compensated executive officers and one former executive officer who earned compensation in excess of $100,000 during the fiscal year ended December 31, 1999 (collectively, the "Named Executives").


                                                                                                     LONG TERM
                                                                                                   COMPENSATION
                                                                    ANNUAL COMPENSATION               AWARDS
                                                          ---------------------------------------  ------------
                                                                                                      SHARES
                                                                                   OTHER ANNUAL      UNDERLYING        ALL OTHER
       NAME AND PRINCIPAL POSITION             YEAR       SALARY         BONUS    COMPENSATION(1)     OPTIONS        COMPENSATION
       ---------------------------             ----       ------         -----    ---------------  ------------      ------------
John C. Bohan................................  2000      $250,000      $100,000      $ 62,364             --               --
       President and Chief                     1999        58,000            --       204,649             --               --
       Executive Officer
Thomas A. Sebastian .........................  2000      $180,000      $125,833            --         85,000               --
       Senior Vice President,                  1999        85,000            --            --        166,666               --
       Chief Financial Officer and
       Assistant Secretary
Christopher J. Cardinali ....................  2000      $ 90,000      $110,124      $100,774         75,000(2)        $5,250(3)
       Senior Vice President of                1999        60,000            --        69,480        133,333(4)        $4,800(3)
       Northwestern Sales
Mark D. Roah ................................  2000      $100,000      $112,059      $164,460        105,000(5)        $5,250(3)
       Senior Vice President of                1999        39,792            --        11,985        133,333(6)        $4,800(3)
       Business Development
Keith J. Kaplan .............................  2000      $187,781      $182,522      $  3,194        238,333(7)        $5,250(3)
         President, Sales and Marketing        1999        47,788            --            --             --               --


----------

       (1) The amounts listed in "Other Annual Compensation" are comprised solely of sales commissions. In accordance with the rules of the Securities and Exchange Commission, the compensation described in this table does not include medical, group life insurance or other benefits received by the Named Executives that are available generally to all of our salaried employees and perquisites and other personal benefits received by the Named Executives that do not exceed the lesser of $50,000 or 10% of the Named Executive's salary and bonus disclosed in this table.

       (2)    Forty thousand of these shares underlie an option granted by John
              C. Bohan to the option holder. The option and the shares underlying the option may be deemed compensation received by the option holder for services rendered to L90.

       (3)    This amount represents a vehicle allowance.

       (4) All of these shares underlie an option granted by John C. Bohan to the option holder. The option and the shares underlying the option may be deemed compensation received by the option holder for services rendered to L90.

       (5)    Forty thousand of these shares underlie an option granted by John
              C. Bohan to the option holder. The option and the shares underlying the option may be deemed compensation received by the option holder for services rendered to L90.

       (6) All of these shares underlie an option granted by John C. Bohan to the option holder. The option and the shares underlying the option may be deemed compensation received by the option holder for services rendered to L90.

       (7)    Forty thousand of these shares underlie an option granted by John
              C. Bohan to the option holder. The option and the shares underlying the option may be deemed compensation received by the option holder for services rendered to L90.

OPTION GRANTS DURING FISCAL YEAR 2000

       The following table sets forth information concerning stock options that we granted to our Named Executives during our fiscal year ending December 31, 2000. We have not granted any stock appreciation rights.


                                                                                                           POTENTIAL REALIZABLE
                                                                                                             VALUE AT ASSUMED
                                                          INDIVIDUAL GRANTS                                    ANNUAL RATES
                               ---------------------------------------------------------------------          OF STOCK PRICE
                                 NUMBER OF          PERCENTAGE OF                                            APPRECIATION FOR
                                 SECURITIES         TOTAL OPTIONS                                             OPTION TERM(1)
                                 UNDERLYING           GRANTED TO       EXERCISE PRICE     EXPIRATION     ------------------------
NAME                           OPTIONS GRANTED     EMPLOYEES IN 2000     (PER SHARE)         DATE            5%            10%
----------------------------   ---------------     -----------------   --------------     ----------     --------      ----------
John C. Bohan...............           --                  --                 --                 --            --              --
Thomas A. Sebastian.........        5,000                0.14%            $ 6.56            4/15/10      $ 20,628      $   52,275
                                   50,000                1.44               4.81           10/26/10       151,249         383,295
                                   30,000                0.86               3.50            12/5/10        66,034         167,343
Christopher J. Cardinali....        5,000                0.14               6.56            4/15/10        20,268          52,275
                                   30,000                0.86               9.50            6/20/10       179,235         454,217
                                   40,000*               1.15               4.81           10/26/10       120,999         306,636
Mark D. Roah................        5,000                0.14               6.56            4/15/10        20,628          52,275
                                   50,000                1.44               9.50            6/20/10       298,725         757,028
                                   10,000                0.29               3.50            12/5/10        22,011          55,781
                                   40,000*               1.15               4.81           10/26/10       120,999         306,636
Keith J. Kaplan.............       63,333                1.82              15.00            1/28/10       597,447       1,514,047
                                    5,000                0.14               6.56            4/15/10        20,268          52,275
                                   50,000                1.44               9.50            6/20/10       298,725         757,028
                                   50,000                1.44               4.81           10/26/10       151,249         383,295
                                   30,000                0.86               3.50            12/5/10        66,034         167,343
                                   40,000*               1.15               4.81           10/26/10       120,999         306,636


----------

       (1) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted based upon the fair market value on the date of grant. These assumptions are not intended to forecast future appreciation of our stock price. The amounts reflected in the table may not be achieved.

       * These shares underlie an option granted by John C. Bohan to the option holder. The option and the shares underlying the option may be deemed compensation received by the option holder for services rendered to L90.

AGGREGATED OPTION EXERCISES IN 2000 AND YEAR-END OPTION VALUES

       The following table sets forth information concerning options that our Named Executives exercised during our fiscal year ending December 31, 2000 and the number of shares subject to both exercisable and unexercisable stock options as of December 31, 2000. The table also reports values for "in-the-money" options that represent the positive spread between the exercise prices of outstanding options and $4.31, the last reported sale price of our Common Stock in 2000. We have never issued stock appreciation rights.


                                                           NUMBER OF SECURITIES UNDERLYING   VALUE OF UNEXERCISED IN-THE-MONEY
                                 NUMBER OF                     UNEXERCISED OPTIONS AT                    OPTIONS AT
                                   SHARES                         DECEMBER 31, 2000                  DECEMBER 31, 2000
                                ACQUIRED ON       VALUE    -------------------------------   ---------------------------------
NAME                              EXERCISE      REALIZED    EXERCISABLE     UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
-----------------------------   -----------     --------   -------------   ---------------   --------------   ----------------
John C. Bohan ...............           --            --            --            --                   --            --
Thomas A. Sebastian .........           --            --        66,666       185,000             $ 52,000      $ 77,999
Christopher J. Cardinali ....      133,333      $791,998            --        75,000*                  --            --
Mark D. Roah ................      133,333       791,998            --       105,000*                  --            --
Keith J. Kaplan .............           --            --        35,833       174,167*              10,400        20,799


----------

       *      Forty thousand of these shares underlie an option granted by John
              C. Bohan to the option holder. The option and the shares underlying the option may be deemed compensation received by the option holder for services rendered to L90.



COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       Our compensation committee currently consists of Mr. Apfelbaum and Mr. Sealey. No member of the compensation committee has served as one of our officers or employees at any time. None of our executive officers serves as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of our Board of Directors or compensation committee. On November 22, 2000, we purchased a 19% interest in Zondigo, Inc., a wireless technology company. The cash purchase price for the shares was equal to $1.95 million. Concurrent with the investment, L90 and Zondigo entered into a strategic alliance and cross-licensing agreement, pursuant to which both parties have agreed to grant each other licenses to certain of their respective technologies. Frank Addante, our former Chief Technology Officer, serves as the Chairman of Zondigo. Peter Sealey, one of our directors and a member of our Compensation Committee, also serves on the board of directors of Zondigo. In addition, John Bohan, our President, CEO and a director, serves on the board of directors Zondigo.

EMPLOYMENT AGREEMENTS

       In September 1999, we entered into at-will employment agreements with each of Mr. Bohan, Mr. Sebastian, Mr. Roah, Mr. Cardinali and Mr. Addante. Under these agreements, their annual base salaries for the year ended December 31, 2000 were $250,000, $180,000, $100,000, $90,000 and $86,000, respectively. In addition, these agreements provide for sales commissions for Mr. Bohan, Mr. Roah, Mr. Cardinali and Mr. Addante in accordance with our then current policy. Mr. Addante's employment with us ended on December 31, 2000. Each agreement provides for an initial two-year term, and is automatically renewed for successive one-year terms, unless otherwise terminated in writing by us or the employee prior to 30 days before the expiration of the initial term or any successive term. These agreements provide for customary benefits and for the ongoing payment to each of these employees of their base salaries for the balance of the initial term or any successive term if he is terminated without cause. In November 1999, we entered into an arrangement with Mr. Sebastian governing the vesting of stock options and restricted stock grants upon a termination of his employment following a change in control. The agreement provides that all of Mr. Sebastian's options and restricted stock grants shall become exercisable upon a termination of his employment following a change in control. In addition, the agreement provides that in the event of a termination of his employment following a change in control, Mr. Sebastian will receive a cash payment to offset the effects of any "excess parachute" excise tax imposed upon him.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

       Upon the closing of our initial public offering on February 2, 2000, all of our Series B preferred stock automatically converted into an aggregate of 2,738,029 shares of common stock and all of our Series C preferred stock automatically converted into an aggregate of 871,460 shares of common stock. The purchasers of the Series B preferred stock included DigaComm (L90), L.L.C., the parent entity of which Mr. Peter Diamandis, one of our directors, serves as a managing member. DigaComm (L90), L.L.C. also exercised a warrant on a cashless basis on February 2, 2000, and purchased 276,825 shares of our common stock. The purchasers of the Series C preferred stock included Rare Medium Group, Inc., the President of which is Mr. Glenn S. Meyers, one of our directors. Rare Medium Group, Inc. exercised a warrant on a cashless basis on February 2, 2000, and purchased 486,652 shares of our common stock. Upon conversion of the Series B preferred stock on February 2, 2000, L90 paid the holders of Series B preferred stock aggregate, accrued dividends equal to approximately $233,224. Upon conversion of the Series C preferred stock on February 2, 2000, L90 paid the holders of Series C preferred stock aggregate, accrued dividends equal to approximately $64,464.

       Upon the closing our initial public offering on February 2, 2000, all outstanding shares of Series A preferred stock automatically converted into an aggregate of 1,666,666 shares of our common stock. Mr. William M. Apfelbaum, the Chairman of the Board of Directors was the sole holder of Series A preferred stock. Upon conversion of the Series A preferred stock, L90 paid the Series A preferred stockholder accrued dividends equal to approximately $105,863. Mr. Apfelbaum exercised a warrant on a cashless basis on January 28, 2000, and purchased 274,422 shares of our common stock. In addition, Mr. Apfelbaum exercised a warrant on January 27, 2000, and purchased 438,593 shares of our common stock at an exercise price per share of $1.71.

       On January 1, 2000, we received an aggregate of $101,333 in notes receivable for common stock from Messrs. Roah and Cardinali for the exercise of 266,666 options. These notes bear interest at a rate equal to 5.00% per annum and mature at the earliest of the cessation of the maker's employment by us for any reason or January 1, 2005. We paid an aggregate of $925,588 in withholding obligations for Messrs. Roah and Cardinali upon exercise of these options. In April 2000, Messrs. Roah and Cardinali repaid the notes in full and reimbursed us in full for the amounts advanced for their withholding obligations.

       On November 15, 2000, we loaned an aggregate of $500,000 to Messrs. Roah and Cardinali. Messrs. Roah and Cardinali used the loan proceeds to repay prior loans made by a third party. The proceeds from the prior loans were used to pay the exercise price for options and the associated taxes.

       On November 22, 2000, we purchased a 19% interest in Zondigo, Inc., a wireless technology company. The cash purchase price for the shares was equal to $1.95 million. Concurrent with the investment, L90 and Zondigo entered into a strategic alliance and cross-licensing agreement, pursuant to which both parties have agreed to grant each other licenses to certain of their respective technologies. Frank Addante, our former Chief Technology Officer, serves as the Chairman of Zondigo. Peter Sealey, one of our directors, also serves on the board of directors of Zondigo. In addition, John Bohan, our President, CEO and a director, serves on the board of directors Zondigo.



      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

       Section 16(a) of the Exchange Act requires our executive officers, directors and 10% stockholders to file reports regarding initial ownership and changes in ownership with the Securities and Exchange Commission and any exchange upon which our securities are listed. Executive officers, directors and 10% stockholders are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file. Our information regarding compliance with Section 16(a) is based solely on a review of the copies of such reports furnished to us by our executive officers, directors and 10% stockholders. We believe that during our fiscal year ended December 31, 2000, all of our other executive officers, directors and 10% stockholders complied with all applicable Section 16(a) filing requirements, with the following exceptions: (a) Mr. Roah filed a late Form 4 in February 2001, and (b) Mr. Redditt filed a late Form 4 in February 2001.

                      REPORT OF THE COMPENSATION COMMITTEE
               OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

       William M. Apfelbaum and Peter Sealey are the members of our compensation committee. The compensation committee is composed entirely of outside directors and is responsible for developing and making recommendations to the full Board of Directors with respect to the Company's executive compensation policies. The compensation committee reviews and oversees the salaries and benefits for all executives of the Company and administers the Company's stock option plans. The compensation committee also reviews the recommendations of the Company's President and Chief Executive Officer regarding the performance and compensation levels for all other executive officers.

OVERVIEW

       The goal of our compensation program is to attract, motivate and retain the highly talented individuals the Company needs to be a market leader in a highly competitive industry. The compensation committee believes that the compensation programs for the Company's executive officers should reflect the Company's performance and the value created for the Company's stockholders. In addition, the compensation program should support the short-term and long-term strategic goals and values of the Company and should reward individual contributions to the Company's success. To these ends, the compensation committee seeks to align executive compensation with the Company's performance and to motivate executive officers to achieve the Company's business objectives. The Company uses three key elements in its executive compensation program to attain these goals: annual base salary, annual incentive compensation, and long-term incentive compensation in the form of stock options. As an officer's level of responsibility with the Company increases, a greater proportion of his or her total compensation will be dependent upon the Company's financial performance rather than base salary.

ANNUAL BASE SALARIES

       Each year, the Company's President and Chief Executive Officer evaluates the performance of all other executive officers and recommends salary adjustments which are reviewed and approved by the compensation committee. When reviewing these recommendations, the compensation committee takes several factors into account, including the executive's experience, responsibilities, management abilities and job performance, as well as the performance of the Company as a whole and current market conditions. The committee also reviews compensation surveys and other data to enable the committee to compare the Company's compensation packages with those of similarly-situated companies in the internet advertising industry.

STOCK OPTIONS

       The compensation committee believes that employee stock ownership is a significant incentive in building stockholder wealth and aligning the interests of employees and stockholders. Stock options will only have value if the Company's stock price increases. In addition, the Company utilizes vesting periods for stock options to encourage key employees to continue in the Company's employ.

       The Board of Directors adopted the Company's 1999 Stock Incentive Plan on April 30, 1999 to assist it in attracting, retaining and rewarding valued employees, directors and consultants by offering them a greater stake in the Company's success and to encourage ownership in Company stock by these employees, directors and consultants.

       The Committee acts as the administrator of the 1999 Stock Incentive Plan and has discretion to determine which individuals receive option awards, the time or times when the option awards are to be made, the number of shares subject to each award, the status of any grant as either an incentive stock option or a non-statutory stock option, the vesting schedule in effect for the option award, the term for which any option is to remain outstanding and the other principal terms and conditions of each option.

       Each year, the Company's President and Chief Executive Officer makes recommendations with respect to the level of stock options to be granted to each eligible employee and the compensation committee reviews and approves those recommendations based upon a variety of factors. A total of 8,676,101 shares of our Common Stock have been reserved for issuance under the 1999 Stock Incentive Plan (including the shares subject to Proposal Two of this proxy statement) and, as of March 9, 2001, options to acquire 5,147,172 shares of our Common Stock have been granted under the 1999 Stock Incentive Plan and are outstanding. As of March 9, 2001, options to purchase 1,026,472 shares of our Common Stock remain available for grant under this plan. In order to allow the 1999 Stock Incentive Plan to continue to provide an appropriate incentive to employees, the Board of Directors has recommended that the number of shares reserved for issuance under the 1999 Stock Incentive Plan be increased by 6,342,768.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

       In fiscal year 2000, Mr. Bohan's base salary was $250,000. Mr. Bohan also received sales commissions equal to $62,364 and a bonus in fiscal year 2000 of $100,000. Mr. Bohan was granted such bonus after taking into consideration the Company's financial performance since Mr. Bohan became President and Chief Executive Officer, and in light of his individual performance and significant contribution to the Company's overall growth.

                                        The Compensation Committee

                                        William M. Apfelbaum
                                        Peter Sealey

                                        April 16, 2001

                                PERFORMANCE GRAPH

       Set forth below is a line graph comparing the annual percentage change in the cumulative total return of our Common Stock with the cumulative total return of a self-constructed peer group index and the Nasdaq National Market for the period commencing February 2, 2000 (the date of our initial public offering of Common Stock) to December 31, 2000 (the last day of our last completed fiscal year).


               COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN * AMONG L90, INC., PEER GROUP (1) AND NASDAQ NATIONAL MARKET




                              [PERFORMANCE GRAPH]




-----------------------------------------------------------------------------------------------------
                          1/28/00         3/31/00          6/30/00          9/30/00          12/31/00
-----------------------------------------------------------------------------------------------------
L90, INC.                $ 100.00        $  80.64         $  44.56          $ 32.89          $ 18.30
-----------------------------------------------------------------------------------------------------
Peer Group               $ 100.00        $ 102.70         $  70.88          $ 70.14          $ 18.44
-----------------------------------------------------------------------------------------------------
Nasdaq Composite         $ 100.00        $ 117.64         $ 102.03          $ 94.49          $ 63.56
-----------------------------------------------------------------------------------------------------


----------

* Assumes that $100.00 was invested on January 28, 2000 in our Common Stock at the initial public offering price of $15.00 and at the closing sales price for each index, and that all dividends were reinvested. No dividends have been declared on our Common Stock. Stockholder returns over the indicated period should not be considered indicative of future shareholder performance.

(1) Peer Group Index includes 24/7 Media, Inc., CNET Networks, Inc., DoubleClick, Inc., Engage Technologies, Inc., Lycos, Inc. and Yahoo!, Inc.

                          TRANSACTION OF OTHER BUSINESS

       As of the date of this Proxy Statement, our Board of Directors is not aware of any matters other than those set forth herein and in the Notice of Annual Meeting that will come before the Annual Meeting. Should any other matters arise requiring the vote of stockholders, it is intended that proxies will be voted in respect thereto in accordance with the best judgment of the person or persons voting the proxies.



                               FUTURE SHAREHOLDER
                                    PROPOSALS

       In accordance with regulations issued by the Commission, stockholder proposals intended for presentation at the 2002 Annual Meeting of Stockholders must be received by the Secretary of the Company no later than the close of business on December 17, 2001 if such proposals are to be considered for inclusion in the Company's Proxy Statement. A proposal, including any accompanying supporting statement, may not exceed 500 words. In addition, the proxy solicited by the Board of Directors for the 2002 Annual Meeting of Stockholders will confer discretionary authority to vote on any stockholder proposal raised at the 2002 Annual Meeting of Stockholders that is not described in the 2002 proxy statement unless the Company has received notice of such proposal on or before the close of business on March 2, 2002. However, if the Company determines to change the date of the 2002 Annual Meeting of Stockholders more than 30 days from May 3, 2002, the Company will provide stockholders with a reasonable time before the Company begins to print and mail its proxy materials for the 2002 Annual Meeting of Stockholders in order to allow such stockholders an opportunity to make proposals in accordance with the rules and regulations of the Commission.

       PLEASE RETURN YOUR PROXY AS SOON AS POSSIBLE. UNLESS A QUORUM CONSISTING OF A MAJORITY OF THE OUTSTANDING SHARES ENTITLED TO VOTE IS REPRESENTED AT THE ANNUAL MEETING, NO BUSINESS CAN BE TRANSACTED. THEREFORE, PLEASE BE SURE TO DATE AND SIGN YOUR PROXY EXACTLY AS YOUR NAME APPEARS ON YOUR STOCK CERTIFICATE AND RETURN IT IN THE ENCLOSED PREPAID RETURN ENVELOPE. PLEASE ACT PROMPTLY TO ENSURE THAT YOU WILL BE REPRESENTED AT THE ANNUAL MEETING.

                              AVAILABLE INFORMATION

       We are required to file annual, quarterly and special reports and other information with the Securities and Exchange Commission. You can read our filings with the Securities and Exchange Commission over the internet at the SEC's website at www.sec.gov. You may read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549, the New York Regional Office located at 7 World Trade Center, 13th Floor, New York, NY 10048, and the Chicago Regional Office located at Northwestern Atrium Center, 500 West Madison Street, Chicago, IL 60661. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference facilities. Our SEC filings are also available at the office of the Nasdaq National Market. For further information on obtaining copies of our public filings at the Nasdaq National Market you should call (212) 656-5060.



                              By Order of the Board of Directors of L90, Inc.

                              /s/ John C. Bohan

                              John C. Bohan
                              President and Chief Executive Office

                              April 16, 2001

                                  APPENDIX "A"

                             AUDIT COMMITTEE CHARTER

                                       OF

                                    L90, INC.
                             A DELAWARE CORPORATION

INTRODUCTION

       L90, Inc.'s executive management is primarily responsible for the completeness and accuracy of its financial reporting and the adequacy of its internal financial and operating controls. Its Board of Directors (the "Board") has responsibility to oversee management's exercise of these responsibilities. To assist the Board, the Company has established, through its Bylaws, an Audit Committee whose authority and responsibilities are described by this Charter.

PURPOSE

       This Charter is created in order to define the Audit Committee's objectives, the range of its authority, the scope of its activities and its duties and responsibilities. It is intended to give Audit Committee members, management and external and internal auditors a clear understanding of their respective roles. The Audit Committee and the Board will review and assess the adequacy of this Charter annually.

MISSION STATEMENT

       The Audit Committee shall oversee the (i) financial reporting process, the system of internal controls and the audit process and (ii) independent auditors of the Company. In carrying out this purpose, the Audit Committee will maintain and facilitate free and open communication between the Board, the independent auditors, the internal auditor and the financial management of the Company.

GENERAL GUIDELINES

SIZE, COMPOSITION AND TERM OF APPOINTMENT

       Until June 14, 2001, the Audit Committee shall consist of no fewer than two directors, each of whom is independent of management and the Company. After June 14, 2001, the Audit Committee shall consist of no fewer than three directors, each of whom is independent of management and the Company. Each member shall be financially literate and at least one member shall have accounting or related financial management expertise as defined by the relevant rules promulgated by the Financial Accounting Standards Board ("FASB"), the Securities and Exchange Commission ("SEC"), and the National Association of Securities Dealers ("NASD") or other regulatory body. The Board shall appoint the Audit Committee's Chairperson and members annually.

MEETINGS

       The Audit Committee will meet on a quarterly basis, prior to the release of earnings, and special meetings may be called when circumstances require.

OVERSIGHT BY THE BOARD OF DIRECTORS

       The Audit Committee will report its activities to the full Board on a regular basis so that the Board is kept informed of its activities on a current basis. The Audit Committee will perform all duties determined by the Board.

       The Board will determine annually that the Audit Committee's members are independent, as defined by the relevant rules promulgated by FASB, the SEC and the NASD, and that the Audit Committee has fulfilled its duties and responsibilities.

AUTHORITY

       The Audit Committee derives its authority from the Bylaws of the Company and is hereby given all resources and authority necessary to properly discharge its duties and responsibilities.

       The Audit Committee acts on the Board's behalf in the matters outlined below.

EXTERNAL AUDITORS

       The Audit Committee, as representatives of the stockholders, has the authority to select, evaluate and, where appropriate, replace the independent public accountants, or to nominate the independent public accountants to be proposed for stockholder approval in the proxy statement. The Audit Committee will consider management's recommendation of the appointment of the independent public accountants. The Audit Committee will review with management the performance, appointment and/or termination of the independent public accountants.

       The Audit Committee will ensure that the independent public accountants provide a formal written statement to the Audit Committee setting forth all relationships between the independent public accountants and the Company, consistent with the Independence Standards Board Standard No. 1. The Audit Committee will discuss with the independent public accountants any disclosed relationships or services which may impact the objectivity and independence of the independent public accountants. The Audit Committee will take, or recommend that the full Board take, appropriate action to ensure the independence of the independent public accountants.

       The Audit Committee will review with management and the independent public accountants the annual audit scope and approach, significant accounting policies, audit conclusions regarding significant accounting estimates/reserves, and proposed fee arrangements for ongoing and special projects.

       The Audit Committee will review with management and the independent public accountants their assessments of the adequacy of internal controls, and the resolution of identified material weaknesses and reportable conditions in internal controls, including the prevention or detection of management override or compromise of the internal control system.

       The Audit Committee will review with management and the independent public accountants the Company's compliance with laws and regulations having to do with accounting and financial matters.

       The Audit Committee and the Board should consider whether the independent public accountants should meet with the full Board to discuss any matters relative to the financial statements and/or any potentially relevant matters, and to answer any questions that other directors may have.

FINANCIAL STATEMENTS

       The Audit Committee will review with management and the independent public accountants, the Company's interim and year-end financial statements, including management's discussion and analysis, and audit findings (including any significant suggestions for improvements provided to management by the Internal Audit Director, if any, and the independent public accountants). Such review will include a discussion of significant adjustments recorded or adjustments passed and will conform with the requirements of SAS 61. Following such review, the Audit Committee will recommend to the Board whether the audited financial statements should be included in the Company's annual report on Form 10-K.

       The Audit Committee will request from financial management and the independent public accountants, a briefing on any significant accounting and reporting issues, including any changes in accounting standards or rules promulgated by the FASB, SEC or other regulatory bodies, that have an effect on the financial statements.

       The Audit Committee will inquire about the existence and substance of any significant accounting accruals, reserves, or estimates made by management that had a material impact on the financial statements.

       The Audit Committee will inquire of management and the independent public accountants if there were any significant financial accounting or reporting issues discussed during the accounting period and, if so, how they were resolved or if not resolved, inquire as to the disagreements.

       The members of the Audit Committee will discuss among themselves, without management or the independent public accountants present, the quality of the accounting principles applied in the preparation of the Company's financial statements and significant judgments affecting the financial statements; and the independent public accountants' view of the quality of those principles and such judgments.

PRIVATE DISCUSSIONS WITH INDEPENDENT PUBLIC ACCOUNTANTS

       The Audit Committee will meet privately with the independent public accountants to request their opinion on various matters including the quality of the Company's accounting principles as applied in its financial reporting, and the quality and performance of its financial and accounting personnel and the internal audit staff.

       The Audit Committee will also discuss privately with the independent public accountants any issues required from time to time by rules of the SEC, FASB and NASD.

POST-AUDIT REVIEW

       The Audit Committee will review with management and the independent public accountants the annual Management Letter comments and management's responses to each.

       The Audit Committee will ask the independent public accountants what their greatest concerns were (including any serious difficulties encountered) and if they believe anything else should be discussed with the Audit Committee that has not been raised or covered elsewhere.

LITIGATION

       The Audit Committee will discuss/review with management, company counsel, and the independent public accountants the substance of any significant issues raised by counsel concerning litigation, contingencies, claims or assessments. The Audit Committee should understand how such matters are reflected in the Company's financial statements.

OTHER

       The Audit Committee will review the internal audit function of the Company.

       The Audit Committee will initiate the investigation of any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

       The Audit Committee will prepare a report for inclusion in the Company's proxy statement for its annual meeting of stockholders describing the activities in which it has engaged during the prior year pursuant to its charter. The report will address all issues then required by the rules of the SEC.

                                  APPENDIX "B"

                            1999 STOCK INCENTIVE PLAN
                                       OF
                                    L90, INC.



       A copy of the Company's 1999 Stock Incentive Plan is filed as an appendix to the Company's Proxy Statement filed with the Securities and Exchange Commission on April 16, 2001.

                                  APPENDIX "B"
                            1999 STOCK INCENTIVE PLAN

                                       OF

                                    L90, INC.

                     As adopted by the Board of Directors on
                                 April 30, 1999
                           and by the shareholders on
                                 April 30, 1999
                  and as amended and as proposed to be amended


    1. Purpose of the Plan. This Stock Incentive Plan of L90, Inc. adopted on this 30th day of April, 1999, is intended to encourage officers, directors and key employees of the Company and its Subsidiaries to acquire or increase their ownership of common stock of the Company on reasonable terms, to provide compensation opportunities for superior financial results and outstanding personal performance, to foster in participants a strong incentive to put forth maximum effort for the continued success and growth of the Company and its Subsidiaries, and to assist in attracting and retaining the best available individuals to the Company and its Subsidiaries.

    2. Definitions. When used herein, the following terms shall have the meaning set forth below:

        2.1 "Administrator" means the Board or the Committee, whichever shall be administering the Plan from time to time in the discretion of the Board, as described in Section 4 of the Plan.

        2.2 "Affiliate" means, with respect to any specified person or entity, a person or entity that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the person or entity specified.

        2.3 "Applicable Taxes" means any Federal, state, local or other taxes, including transfer taxes, required by law to be withheld in connection with the exercise or payment of an Award.

        2.4 "Award" means an Option, a Restricted Stock Award, a Performance Share, a Performance Unit, a Performance Award, or any or all of them.

        2.5 "Award Agreement" means a written agreement in such form as may from time to time be hereafter approved by the Committee, which Award Agreement shall set forth the terms and conditions of an Award under the Plan, and be duly executed by the Company and the Employee.

        2.6 "Board" means the Board of Directors of the Company.

        2.7 "Cause" for Cessation of Employment means engaging in conduct that constitutes a significant criminal offense or that reflects adversely on the Company's reputation, conviction of a felony, misappropriation of assets of the Company or any Subsidiary, continued or repeated insobriety, illegal use of drugs, continued or repeated absence from service during the usual working hours of the Participant's position for reasons other than Disability or sickness, or refusal to carry out the reasonable direction of the Board or of the chief executive officer of the Company or of any other person designated by such chief executive officer.

        2.8 "Code" means the Internal Revenue Code of 1986, as amended from time to time, and reference to any specific provisions of the Code shall refer to the corresponding provisions of the Code as it may hereafter be amended or replaced.

        2.9 "Committee" means the committee of the Board appointed by the Board and which is vested by the Board with responsibility for the administration of the Plan.

        2.10 "Company" means L90, Inc., a Delaware corporation.

        2.11 "Employees" means officers (including officers who are members of the Board), directors, consultants and other key salaried employees of the Company or any of its Subsidiaries.

        2.12 "Fair Market Value" shall mean the value of one (1) Share, determined as follows:

               2.12.1 If the Shares are traded on an exchange or over-the-counter on the National Market System (the "NMS") of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), (A) if listed on an exchange, the closing price as reported for composite transactions on the business day immediately prior to the date of valuation or, if no sale occurred on that date, then the mean between the closing bid and asked prices on such exchange on such date, and (B) if traded on the NMS, the last sale price on the business day immediately prior to the date of valuation or, if no sale occurred on such date, then the mean between the highest bid and lowest asked prices as of the close of business on the business day immediately prior to the date of valuation, as reported in the NASDAQ system;

               2.12.2 If the Shares are not traded on an exchange or the NMS but are otherwise traded over-the-counter, the mean between the highest bid and lowest asked prices quoted in the NASDAQ system as of the close of business on the business day immediately prior to the date of valuation or, if on such day such security is not quoted in the NASDAQ system, the mean between the representative bid and asked prices on such date in the domestic over-the-counter market as reported by the National Quotation Bureau, Inc., or any similar successor organization; and

               2.12.3 If neither Section 2.12.1 nor 2.12.2 above applies, the fair market value as determined by the Administrator in good faith its sole discretion, which determination shall be final and binding on all persons.

        2.13 "Incentive Stock Option" means an Option meeting the requirements and containing the limitations and restrictions set forth in Section 422 of the Code.

        2.14 "Nonstatutory Stock Option" means an Option other than an Incentive Stock Option.

        2.15 "Option" means the right to purchase, at a price and for a term fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions as the Plan and the Committee impose, the number of Shares specified by the Committee. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

        2.16 "Parent" means any corporation, other than the employer corporation, in an unbroken chain of corporations ending with the Company if each of the corporations other than the employer corporation owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

        2.17 "Participant" means any individual to whom a grant of an Award has been made and is outstanding under the Plan.

        2.18 "Performance Award" means Performance Units, Performance Shares or either or both of them.

        2.19 "Performance Objectives" means the specific targets and objectives established by the Committee considering the following four factors: earnings per share of the Company's common stock, return on average stockholders' equity, return on capital, and total stockholder returns of the Company compared to a peer group of comparable companies established by the Committee. Earnings per share, return on average stockholders' equity, return on capital and total Company stockholder returns shall be measured in accordance with generally accepted accounting principles.

        2.20 "Performance Period" means a period of time established by the Committee for which Performance Objectives have been established, of not less than one nor more than ten consecutive Company fiscal years.

        2.21 "Performance Share" means a right, granted to a Participant under
Section 11 of the Plan, that may be paid out as a Share.

        2.22 "Performance Unit" means a right, granted to a Participant under
Section 11 of the Plan, that may be paid entirely in cash, entirely in Shares, or such combination of cash and Shares as the Committee in its sole discretion shall determine.

        2.23 "Plan" means this Stock Incentive Plan.

        2.24 "Restricted Stock Award" means the right to receive Shares, but subject to forfeiture and/or other restrictions set forth in the related Award Agreement and the Plan. Restricted Stock Awards may be subject to restrictions which lapse over time with or without regard to Performance Objectives as the Committee in its sole discretion shall determine.

        2.25 "Securities Act" means the Securities Act of 1933, as amended from time to time, and reference to any specific provisions of the Securities Act shall refer to the corresponding provisions of the Securities Act as it may hereafter be amended or replaced.

        2.26 "Share" or "Shares" means a share or shares of the Company's Common Stock, any security of the Company issued in lieu of or in substitution of such common stock or, if by reason of the adjustment provisions contained herein any rights under an Award under the Plan pertain to any other security, such other security.

        2.27 "Subsidiary" or "Subsidiaries" means any corporation other than the employer corporation in an unbroken chain of corporations beginning with the employer corporation if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        2.28 "Successor" means the legal representative of the estate of a deceased Employee or the person or persons who shall acquire the right to exercise an Award by bequest or inheritance or by reason of the death of the Employee.

        2.29 "Tax Offset Right" means a right to receive cash amounts equal or approximately equal to any Applicable Taxes.

        2.30 "Ten-Percent Stockholder" means an individual who "owns," as defined in Section 425 of the Code, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of: (i) the Company,
(ii) if applicable, a Subsidiary, or (iii) if applicable, the Parent.

        2.31 "Term" means the period during which a particular Award may be exercised.

    3.  Stock Subject to the Plan.

        3.1 Maximum Number of Shares to be Awarded. The aggregate number of Shares with respect to which Awards may be granted under this Plan shall be Eight Million Six Hundred Seventy-Six Thousand One Hundred One (8,676,101). Such Shares may be in whole or in part, as the Board shall from time to time determine, authorized but unissued Shares, or issued Shares which shall have been reacquired by the Company. The number of Units payable in cash under the Plan shall be counted when computing the total number of Shares available for Awards under the Plan to the extent they are paid out in cash.

        3.2 Shares Underlying Expired, Cancelled or Unexercised Awards. Any Shares subject to issuance upon exercise of an Option, but which are not issued because of a surrender, lapse, expiration or termination of any such Option prior to issuance of the Shares, shall once again be available for issuance in satisfaction of Awards. Similarly, any Shares issued or issuable pursuant to a Restricted Stock Award or Performance Award which are subsequently forfeited or not issued pursuant to the terms of the grant shall once again be available for issuance in satisfaction of Awards.

    4. Administration of the Plan. The Plan may be administered either by the Board or the Committee. If the Board chooses to have the Administrator be the Committee, the Board shall appoint the Committee. Subject to the provisions of the Plan, the Administrator shall have full authority, in its discretion, to determine the Employees to whom Awards shall be granted, the number of Shares or units to be covered by each of the Awards, and the terms (including restrictions) of any such Award; to amend or cancel Awards (subject to Section 20 of the Plan); to accelerate the vesting of Awards; to require the cancellation or surrender of any options, units or restricted stock awards (to the extent the restrictions have not yet lapsed) previously granted under this Plan or any other plans of the Company as a condition to the granting of an Award; to interpret the Plan; and to prescribe, amend, and rescind rules and regulations relating to it, and generally to interpret and determine any and all matters whatsoever relating to the administration of the Plan and the granting of Awards hereunder. The Board may, from time to time, appoint members to the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Administrator shall make such rules and regulations for the conduct of its business as it shall deem advisable. All determinations and decisions by the Committee in the exercise of its powers shall be final, binding and conclusive. No member of the Board or the Committee shall be liable, in the absence of bad faith, for any act or omission with respect to his service on the Board or the Committee.

    5. Employees to Whom Awards May Be Granted. Awards may be granted in each year or portion thereof while the Plan is in effect to such of the Employees as the Administrator, in its discretion, shall determine. In determining the Employees to whom Awards shall be granted, the amount of the Award, and the number of Shares to be granted or subject to purchase under such Awards, the Administrator shall take into account the duties of the respective Employees, their present and potential contributions to the success of the Company and its Subsidiaries, and such other factors as the Administrator shall deem relevant in connection with accomplishing the purposes of the Plan. No Award shall be granted to any member of the Committee so long as his or her membership on the Committee continues.

    6.  Stock Options.

        6.1 Types of Options. Options granted under this Plan may be (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, or (iii) a combination of the foregoing. The Award Agreement shall designate whether an Option is an Incentive Stock Option or a Nonstatutory Stock Option. Any Option which is designated as a Nonstatutory Stock Option shall not be treated by the Company or the Participant to whom the Option is granted as an Incentive Stock Option for federal income tax purposes.

        6.2 Option Price. The option price per share of any Option granted under the Plan shall not be less than the Fair Market Value of the Shares covered by the Option on the date the Option is granted. Notwithstanding anything herein to the contrary, in the event an Incentive Stock Option is granted to an Employee who, at the time such Incentive Stock Option is granted, is a Ten-Percent Stockholder, then the option price per Share of such Incentive Stock Option shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares covered by the Incentive Stock Option on the date the Incentive Stock Option is granted.

        6.3 Term of Options. Options granted hereunder shall be exercisable for a Term of not more than ten (10) years from the date of grant and shall be subject to earlier termination as hereinafter provided. Each Award Agreement issued hereunder shall specify the Term of the Option, which Term shall be determined by the Administrator in accordance with its discretionary authority hereunder. Notwithstanding anything herein to the contrary, in the event an Incentive Stock Option is granted to an Employee who, at the time such Incentive Stock Option is granted, is a Ten-Percent Stockholder, then such Incentive Stock Option shall not be exercisable more than five (5) years from the date of grant and shall be subject to earlier termination as hereinafter provided.

    7. Limit on Fair Market Value of Incentive Stock Options. In any calendar year, no Employee may be granted an Incentive Stock Option hereunder to the extent that the aggregate fair market value (such fair market value being determined as of the date of grant of the Option in question) of the stock with respect to which Incentive Stock Options first become exercisable by the Employee during any calendar year (under all such plans of the Employee's employer corporation, its Parent, if any, and its Subsidiaries, if any) exceeds the sum of One Hundred Thousand Dollars ($100,000). For purposes of the preceding sentence, options shall be taken into account in the order in which they were granted. Any Option granted under the Plan which is intended to be an Incentive Stock Option, but which exceeds the limitation set forth in this
Section 7, shall be a Nonstatutory Stock Option to the extent that a portion of the Option exceeds this limitation.

    8.  Exercise of Rights Under Option Awards.

        8.1 Notice of Exercise. An Employee entitled to exercise an Option may do so by delivery of a written notice to that effect specifying the number of Shares with respect to which the Option is being exercised and any other information the Administrator may prescribe. Except as provided in Section 8.2 below, the notice shall be accompanied by payment in full of the purchase price of any Shares to be purchased, which payment may be made in cash or, with the Administrator's approval, in Shares valued at Fair Market Value at the time of exercise or, with the Administrator's approval, a combination thereof. No Shares shall be issued upon exercise of an Option until full payment has been made therefor. All notices or requests provided for herein shall be delivered to the Company as determined by the Administrator.

        8.2 Cashless Exercise Procedures. The Administrator, in its sole discretion, may establish procedures whereby an Employee, subject to the requirements of federal income tax laws, and other federal, state and local tax and securities laws, can exercise an Option or a portion thereof without making a direct payment of the option price to the Company. If the Administrator so elects to establish a cashless exercise program, the Administrator shall determine, in its sole discretion, and from time to time, such administrative procedures and policies as it deems appropriate and such procedures and policies shall be binding on any Employee wishing to utilize the cashless exercise program.

    9. Rights of Option Holders. The holder of an Option shall not have any of the rights of a stockholder with respect to the Shares subject to purchase or issuance under such Award, except to the extent that one or more certificates for such Shares shall be delivered to the holder upon due exercise of the Option.

    10. Restricted Stock Awards. Restricted Stock Awards granted under the Plan shall be subject to such terms and conditions as the Administrator may, in its discretion, determine. Restricted Stock Awards issued under the Plan shall be evidenced by an Award Agreement in such form as the Administrator may from time to time determine. Restricted Stock Awards may be subject to restrictions which lapse over time with or without regard to Performance Objectives for a specific Performance Period.

        10.1 Receipt of Shares. Each Award Agreement shall set forth the number of Shares issuable under the Restricted Stock Award evidenced thereby. Subject to the restrictions of Sections 10.2, 10.3 and 10.4 of the Plan and as set forth in the related Award Agreement, the number of Shares granted under a Restricted Stock Award shall be issued to the recipient Employee thereof on the date of grant of such Restricted Stock Award or as soon as may be practicable thereafter and deposited into escrow, if applicable. If the Administrator determines that a Restricted Stock Award shall be subject to the attainment of Performance Objectives, then such specific Performance Objectives shall be established prior to the grant of the Restricted Stock Award. In establishing the Performance Objective or Performance Objectives, the Administrator shall also establish a schedule or schedules setting forth the portion of the

Performance Award which will be earned or forfeited based on the degree of achievement of the Performance Objectives actually achieved or exceeded as determined by the Administrator. The Administrator may at any time adjust the Performance Objectives and any schedules and portions of payments related thereto, adjust the way Performance Objectives are measured, or shorten any Performance Period if it determines that conditions or the occurrence of events warrants such actions. The Administrator shall have the right to reduce or eliminate the Restricted Stock Award payable upon the attainment of a Performance Objective, but shall not have the discretion to increase an Award upon the attainment of a Performance Objective.

        10.2 Rights of Recipient Participants. Shares received pursuant to Restricted Stock Awards shall be duly issued or transferred to the Participant, and a certificate or certificates for such Shares shall be issued in the Participant's name. Subject to the restrictions in Section 10.3 of the Plan and as set forth in the related Award Agreement, the Participant shall thereupon be a stockholder with respect to all the Shares represented by such certificate or certificates and shall have all the rights of a stockholder with respect to such Shares, including any voting rights incident to such Shares and to receive dividends and other distributions paid with respect to such Shares. As a condition to issuing Shares, the Administrator may require a Participant to execute an escrow agreement and any other documents which the Administrator may determine. In aid of such restrictions, certificates for Shares awarded hereunder, together with a suitably executed stock power signed by each recipient Participant, shall be held by the Company in its control for the account of such Participant (i) until the restrictions determined by the Administrator, in its discretion, and as set forth in the related Award Agreement, lapse pursuant to the Plan or the agreement, at which time a certificate for the appropriate number of Shares (free of all restrictions imposed by the Plan or the Award Agreement except those established by the Administrator at the time of grant of the Award) shall be delivered to the Participant, or (ii) until such Shares are forfeited to the Company and cancelled as provided by the Plan or the Award Agreement.

        10.3 Non-Transferability of Restricted Stock Awards. Until such time as the restrictions determined by the Administrator or otherwise set forth in the related Award Agreement have lapsed, the Shares awarded to a Participant and held by the Company pursuant to Section 10.2 of the Plan, and any right to vote such Shares or receive dividends on such Shares, may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of; provided, however, that, if so provided in the Award Agreement, such Shares may be transferred upon the death of the Participant to such of his legal representatives, heirs and legatees as may be entitled thereto by will or the laws of intestacy.

        10.4 Restrictions. Shares received pursuant to Restricted Stock Awards shall be subject to the terms and conditions as the Administrator may determine, including, without limitation, restrictions on the sale, assignment, transfer or other disposition of such Shares and the requirement that the Participant forfeit such Shares back to the Company upon termination of employment for any reason or for specified reasons.

    11. Performance Awards.

        11.1 Performance Periods. The Administrator shall establish Performance Periods applicable to Performance Awards. There shall be no limitation on the number of Performance Periods established by the Administrator and more than one Performance Period may encompass the same fiscal year.

        11.2 Performance Objectives. The Administrator shall establish one or more specific Performance Objectives for a Performance Period and such Performance Objectives shall be established prior to the grant of any Performance Awards with respect to such period. In establishing the Performance Objective or Performance Objectives, the Administrator shall also establish a schedule or schedules setting forth the portion of the Performance Award which will be earned or forfeited based on the degree of achievement of the Performance Objectives actually achieved or exceeded as determined by the Administrator. The Administrator may at any time adjust the Performance Objectives and any schedules and portions of payments related thereto, adjust the way Performance Objectives are measured, or shorten any Performance Period if it determines that conditions or the occurrence of events warrant such actions. The Administrator shall have the right to reduce or eliminate the compensation or Award payable upon the attainment of a Performance Objective but shall not have the discretion to increase an Award upon the attainment of a Performance Objective.

        11.3 Grants of Performance Awards. Performance Awards may be granted under the Plan in such form and to such Employees as the Administrator may from time to time approve. Performance Awards may be granted alone, in addition to, or in tandem with other Awards under the Plan. Subject to the terms of the Plan, the Administrator shall determine the amount or number of Performance Awards to be granted to a Participant, and the Administrator may impose different terms and conditions on any particular Performance Award granted to any Participant. Each grant of a Performance Award shall be evidenced by a written instrument stating the number of Performance Shares or Performance Units granted, the Performance Period, the Performance Objective or Performance Objectives, the proportion of payments for performance between the minimum and full performance levels, if any, restrictions applicable to Shares receivable in settlement, if any, and any other terms, conditions, restrictions and rights with respect to such grant as determined by the Administrator. The Administrator may determine that the Participant forfeit such Performance Awards back to the Company upon termination of employment for any reason or for specified reasons. The Administrator may provide, in its sole discretion, that during a Performance Period, a Participant shall be paid cash amounts, with respect to each Performance Share or Performance Unit held by such individual in the same manner, at the same time, and in the same amount paid, as a dividend on any Share.

        11.4 Nontransferability of Performance Awards. Until such time as the Performance Objectives as determined by the Administrator have been met and until any restrictions upon the Shares issued pursuant to any Performance Awards have lapsed, Performance Awards and any rights related thereto may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of by any Participant.

        11.5 Payment of Awards. As soon as practicable after the end of the applicable Performance Period as determined by the Administrator, the Administrator shall determine the extent to which the Performance Objectives have been met and the extent to which Performance Awards are payable. Payment in settlement of a Performance Award shall be as follows:

               (a) In the case of Performance Shares, one or more stock certificates representing the number of Shares payable shall be delivered to the Participant, free of all restrictions except those established by the Administrator at the time of the grant of the Performance Shares; and

               (b) In the case of Performance Units, entirely in cash, entirely in Shares, or in such combination of Shares and cash as the Administrator may determine, in its discretion, at any time prior to such payment. If payment is to be made in the form of cash, the amount payable for each unit earned shall be equal to the dollar value of each unit (as determined by the Administrator) times the number of earned units.

    12. Award Terms and Conditions. Each Award Agreement setting forth an Award shall contain such other terms and conditions not inconsistent herewith as shall be approved by the Board or by the Committee. The Administrator shall from time to time adopt policies and procedures applicable to Awards that will govern the lapse or non-lapse of restrictions and the rights of Participants and beneficiaries in the event of death, disability, termination of employment, or retirement of Participants or upon the occurrence of any other event determined by the Administrator, in its sole discretion, to be appropriate. The Administrator shall have authority to define disability and retirement and other terms, and the Administrator's policies and procedures may differ with respect to Awards granted at different times. A Participant's rights in the event of death, disability, termination of employment, retirement, or such other events shall be set forth in the Award Agreement that evidences an Award to the Participant.

    13. Nontransferability of Awards. No Award under the Plan and no rights and interests therein, including the right to any amounts or Shares payable, may be assigned, pledged, hypothecated or otherwise transferred by a Participant except, in the event of a Participant's death, to his or her designated beneficiary or, in the absence of such designation, by will or the laws of descent and distribution. During the lifetime of a Participant, Options are exercisable only by, and payments in settlement of Awards will be payable only to, the Participant or his or her legal representative.

    14. Vesting of Awards. The Administrator may, in its sole discretion, grant Awards which vest over time and/or are based upon satisfaction of Performance Objectives. The Administrator may, in its discretion, modify or change any Performance Objectives concerning any Award or accelerate the vesting of any Award.

    15. Adjustments Upon Changes in Capitalization. In the event of changes in all of the outstanding Shares by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations, exchanges of shares, separations, reorganizations or liquidations or similar events or in the event of extraordinary cash or non-cash dividends being declared with respect to outstanding Shares or other similar transactions, the number and class of Shares available under the Plan in the aggregate, the number and class of Shares subject to Awards theretofore granted, applicable purchase prices, applicable performance objectives for the Performance Periods not yet completed and performance levels and portion of payments related thereto, and all other applicable provisions, shall, subject to the provisions of the Plan, be equitably adjusted by the Administrator. The foregoing adjustment and the manner of application of the foregoing provisions shall be determined by the Administrator in its sole discretion. Any such adjustment may provide for the elimination of any fractional Share which might otherwise become subject to an Award.

    16. Possible Company Call Right. At the discretion of the Administrator, any Award Agreement (or any supplemental or other agreement or instrument to which the Company is a party) may provide that the Company will have the right and option to repurchase any Shares issued to a Participant whose employment by the Company or any Subsidiary has been terminated, and such repurchase shall be upon such terms and conditions as may be established by the Administrator from time to time and are set forth or otherwise provided for in such Award Agreement (or such supplemental agreement or instrument); provided, that the purchase price of any such Shares shall not exceed the Fair Market Value of the Shares as of the date of such termination. Without limiting the discretion of the Administrator, the terms of repurchase may include deferred payment terms, the deferred payments may bear interest at such rate or rates as may be selected by the Administrator, and the Company's obligation to pay the principal of or interest on any repurchase obligation may be subject to such conditions and may be subordinated to the Company's obligations to any creditor or creditors or other persons or entities, as determined by the Administrator in its sole discretion.

    17. Form of Awards. Nothing contained in the Plan nor any resolution adopted or to be adopted by the Board or the stockholders of the Company shall constitute the granting of any Award. An Award shall be granted hereunder at such date or dates as the Administrator may determine, subject to the Plan. Whenever the Administrator determines to grant an Award, the Secretary or the President of the Company, or such other person as the Administrator appoints, shall send notice thereof to the Employee, in such form as the Administrator approves, stating the number of Shares or units subject to the Award, its Term, and the other provisions, restrictions and conditions thereof. The notice shall be accompanied by a written Award Agreement (and, in the case of a Restricted Stock Award, by a blank stock power and/or escrow agreement for execution by the Employee) which shall have been duly executed by or on behalf of the Company. If the surrender of previously issued Awards is made a condition of the grant, the notice shall set forth the pertinent details of such condition. Execution of an Award Agreement by the recipient in accordance with the provisions of the Plan shall be a condition precedent to the exercise or settlement of any Award.

    18. Taxes.

        18.1 Company's Right to Payment for Taxes Required to be Withheld. The Company shall have the right, before any payment is made or a certificate for any Shares is delivered or any Shares are credited to any brokerage account, to deduct or withhold from any payment under the Plan any Applicable Taxes or to require the Participant or his beneficiary or estate, as the case may be, to pay any amount, or the balance of any amount, so required to be withheld. The Company may elect to deduct such taxes from any amounts payable then or any time thereafter in cash or Shares or otherwise to the Employee. If the Employee disposes of Shares acquired pursuant to an Incentive Stock Option in any transaction considered to be a disqualifying transaction under Sections 421 and 422 of the Code, the Employee must give the Company written notice of such transfer and the Company shall have the right to deduct any taxes required by law to be withheld from any amounts otherwise payable to the Employee.

        18.2 Employee Election to Withhold Shares. The Administrator may permit an Employee to satisfy his or her tax liability with respect to the exercise, vesting or settlement of an Award by having the Company withhold Shares otherwise isssuable upon the exercise, vesting or settlement of the Award.

        18.3 Tax Offset Rights. Whenever the Administrator deems it appropriate, Tax Offset Rights may be granted in connection with the grant of an Award. Tax Offset Rights shall be evidenced in writing as part of the Award Agreement to which they pertain. Tax Offset Rights shall, upon (i) exercise of all or any part of a Nonstatutory Stock Option, (ii) payment of a Performance Award, or
(iii) lapse of restrictions on Shares received pursuant to a Restricted Stock Award, entitle the Participant granted such rights to receive in cash from the Company an amount equal to or approximating any Applicable Taxes in connection with such above-listed event. The Administrator may, in its sole discretion, limit the amount any Participant will be entitled to receive in connection with a Tax Offset Right.

    19. Termination of Plan. The Plan shall terminate ten (10) years from the date hereof, and an Award shall not be granted under the Plan after that date although the terms of any Awards may be amended at any date prior to the end of its Term in accordance with the Plan. Any Awards outstanding at the time of termination of the Plan shall continue in full force and effect according to the terms and conditions of the Award and this Plan.

    20. Amendment of the Plan. The Plan may be amended at any time and from time to time by the Board, but no amendment without the approval of the stockholders of the Company shall be made if (i) stockholder approval under Section 422 of the Code would be required, (ii) the amendment would increase the number of Shares that may be issued under the Plan or (iii) the amendment would materially increase the benefits that would accrue to the Participants under the Plan. Notwithstanding the discretionary authority granted to the Administrator in
Section 4 of the Plan, no amendment of the Plan or any Award granted under the Plan shall impair any of the rights of any Participant, without his or her consent, under any Award theretofore granted under the Plan.

    21. Governing Law; Regulations and Approvals.

        21.1 Governing Law. This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance of the laws of the State of California without giving effect to the conflicts of laws principles thereof, except to the extent that such laws are preempted by federal law.

        21.2 Delivery of Shares. The obligation of the Company to issue, sell and deliver Shares with respect to any Awards granted under this Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Administrator.

        21.3 Securities Act Requirements. No award shall be granted and no certificates for Shares pursuant to the grant or exercise of an Award shall be delivered pursuant to this Plan if the grant or delivery would, in the opinion of counsel for the Company, violate the Securities Act or any other Federal or state statutes having similar requirements as may be in effect at that time. As a condition of the issuance of any Shares pursuant to the grant or exercise of an Award under this Plan, the Administrator may require the recipient to furnish a written representation that he or she is acquiring the shares for investment and not with a view to distribution to the public. In the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, as amended, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 of the Securities Act or the regulations thereunder.

        21.4 Listing and Regulatory Requirements. Each Award is subject to the further requirements that, if at any time the Administrator shall determine, in its discretion, that the listing, registration or qualification of the Shares subject to the Award is required by any securities exchange or under any applicable law or the rule of any regulatory body, or is necessary or desirable as a condition of, or in connection with, the granting of such Award or the issuance of Shares thereunder, such Award will not be granted or exercised and the Shares may not be issued unless and until such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Administrator.

    22. Deferral Elections. The Administrator may permit any Participant receiving an Award to elect to defer his or her receipt of a payment of cash or the delivery of Shares that would be otherwise due such individual by virtue of the exercise, settlement, vesting or lapse of restrictions regarding any Award made under the Plan. If any such election is permitted, the Administrator shall establish rules and procedures for such payment deferrals, including the possible payment or crediting of reasonable interest on such deferred amounts credited in cash and the payment or crediting of dividend equivalents with respect to deferrals credited in Shares.

    23. Miscellaneous.

        23.1 Employment Rights. Neither the Plan nor any action taken hereunder shall be construed as giving any Employee the right to participate under the Plan, and a grant of an Award under the Plan shall not be construed as giving any recipient of the grant any right to be retained in the employ of the Company.

        23.2 No Trust or Fund Created. Neither the Plan nor any grant made hereunder shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and any recipient of a grant of an Award or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to a grant under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company. Nothing herein shall prevent or prohibit the Company from establishing a trust or other arrangement for the purpose of providing for the payment of the benefits payable under the Plan.

        23.3 Fees and Costs. The Company shall pay all original issue taxes on the exercise of any Award granted under the Plan and all other fees and expenses necessarily incurred by the Company in connection therewith.

        23.4 Awards to Foreign Nationals. Without amending the Plan, Awards may be granted to participants who are foreign nationals or who are employed outside the United States or both, on such terms and conditions different than those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable to further the purpose of the Plan.

        23.5 Other Provisions. As used in the Plan, and in Awards and other documents prepared in implementation of the Plan, references to the masculine pronoun shall be deemed to refer to the feminine or neuter, and references in the singular or the plural shall refer to the plural or the singular, as the identity of the person or persons or entity or entities being referred to may require. The captions used in the Plan and in such Awards and other documents prepared in implementation of the Plan are for convenience only and shall not affect the meaning of any provision hereof or thereof.

    24. Effectiveness of the Plan. The Plan shall become effective when approved by the Board. The Plan shall thereafter be submitted to the Company's stockholders for approval and unless the Plan is approved by the affirmative votes of the holders of shares having a majority of the voting power of all shares represented at a meeting duly held in accordance with California law within twelve (12) months after being approved by the Board, the Plan and all Awards made under it shall be void and of no force and effect.

                                  FORM OF PROXY

                                    L90, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

       The undersigned hereby appoints John C. Bohan and Peter M. Huie proxies, with the power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all shares of stock of L90, Inc. standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held May 3, 2001 or any adjournment of that meeting, and at their discretion, with authorization to vote such shares on any other matters as may come before the meeting and any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

Item 1.  Election of Directors

         FOR ALL NOMINEES [ ]           WITHHELD FOR ALL [ ]

Nominees:  01  William M. Apfelbaum
           02  John C. Bohan
           03  Mark D. Roah
           04  Christopher J. Cardinali
           05  Peter G. Diamandis
           06  Glenn S. Meyers
           07  G. Bruce Redditt
           08  Peter Sealey

To withhold authority to vote for any individual Nominee, place an X in the box marked "FOR ALL NOMINEES" and write the name of the Nominee for which you wish to withhold your vote in the space provided below.

WITHHELD FOR:

                -----------------------------------------------------------


Item 2. Proposal to approve an amendment to the Company's 1999 Stock Incentive Plan to increase the number of shares reserved for issuance thereunder by 6,342,768 shares.

         FOR [ ]           AGAINST [ ]              ABSTAIN [ ]



Item 3. Proposal to ratify the appointment of Arthur Andersen LLP as the Company's independent Public Accountants.

         FOR [ ]           AGAINST [ ]              ABSTAIN [ ]



Item 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR Items 1, 2 and 3.



Signature(s)                                             Date
            ---------------------------------------          -------------------

Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full titles as such.